PRICING SUPPLEMENT                                         File No. 333-132911
------------------                                              Rule 424(b)(3)
(To MTN Prospectus Supplement, General
   Prospectus Supplement and Prospectus,
   each dated March 31, 2006)
Pricing Supplement Number: 2610

                           Merrill Lynch & Co., Inc.
                          Medium-Term Notes, Series C
                  Due Nine Months or More from Date of Issue

                             Floating Rate Notes

Principal Amount:       $25,000,000                             Original Issue Date:         December 12, 2006

CUSIP Number:           59018YYX3                               Stated Maturity Date:        June 1, 2011

Issue Price:            100.00%

Interest Calculation:                                           Day Count Convention:
----------------                                                --------------------
|x|  Regular Floating Rate Note                                 |x|  Actual/360
| |  Inverse Floating Rate Note                                 | |  30/360
      (Fixed Interest Rate):                                    | |  Actual/Actual



Interest Rate Basis:
-------------------
|x|  LIBOR                                                      | |  Commercial Paper Rate
| |  CMT Rate                                                   | |  Eleventh District Cost of Funds Rate
| |  Prime Rate                                                 | |  CD Rate
| |  Federal Funds Rate                                         | |  Other (see attached)
| |  Treasury Rate
  Designated CMT Page:                                        Designated LIBOR Page:
               CMT Moneyline Telerate Page:                         LIBOR Moneyline Telerate Page: 3750
                                                                         LIBOR Reuters Page:


Index Maturity:         One Month                               Minimum Interest Rate:       Not Applicable


Spread:                 0.1600%                                 Maximum Interest Rate:       Not Applicable

Initial Interest Rate:  Calculated as if the Original Issue     Spread Multiplier:           Not Applicable
                        Date was an Interest Reset Date

Interest Reset Dates:   Monthly, on the 1st, commencing on January 1, 2007,
                        subject to modified following Business Day convention.

Interest Payment Dates: Monthly, on the 1st, commencing on January 1, 2007, subject to modified following Business Day convention. Short Stub at the first payment.

Repayment at the
Option of the Holder:   The Notes cannot be repaid prior to the Stated Maturity
                        Date.

Redemption at the
Option of the Company:  The Notes cannot be redeemed prior to the Stated
                        Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                The Bank of New York

Underwriting Discount:  0.0000%

Dated:                  November 28, 2006